Exhibit 10.44(a)

                                    AGREEMENT

      THIS AGREEMENT (this "Agreement") is between Mark N. Rogers ("Employee") and Integrated Information Systems, Inc. (hereinafter "IIS"), and is dated as of April 11, 2003.

      WHEREAS, Employee was employed by IIS and Employee and IIS desire to resolve all claims, disputes and causes of action which each party may have against the other.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. Termination of Employment. The employment of Employee with IIS is terminated as of April 11, 2003 (the "Separation Date").

      2. Payment. In addition to all other wages, accrued and untaken vacation pay and benefits which IIS has paid and which are to be paid on the last day of employment or on the next regularly scheduled payroll pay date, IIS shall, subject to the provisions hereof, pay to Employee one quarter of the guaranteed minimum bonus for the year ended December 31, 2002 and shall extend the period within which Employee may exercise vested stock options from 90 days following the Separation Date to 365 days following the Separation Date (collectively, the "Payment") less all required payroll deductions and any other payroll deductions authorized by Employee. The Payment is in consideration of (a) the covenants of Employee and IIS as set forth in this Agreement and (b) the mutual release of all claims, disputes and causes of action which Employee and IIS have or may have against the other (except as set forth in Section 3, below). The Agreement is not effective and no releases shall be deemed to have been made or given until this Agreement has been executed and delivered by IIS and the Employee and until IIS has paid the Payment to Employee.

      3. Release.

            (a) In consideration of receipt by Employee of the Payment and the other representations, warranties and covenants herein, each of Employee (including Employee's heirs, attorneys, executors, successors, administrators and assigns) and IIS (including its respective successors, assigns, subsidiaries, divisions, affiliated companies and benefit plans and its respective present and former affiliates, directors, officers, fiduciaries, employees, agents, successors and assigns) does hereby release, acquit and forever discharge the other from any and all liabilities, damages, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which the releasing party ever had, now has or hereafter may have against the other, known or unknown, that are based on facts occurring the day of and prior to the Separation Date, including, but not limited to, any claims of Employee under any state or federal law or statute, including, but not limited to, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991, the Family and Medical Leave Act, any applicable workers' compensation law, and any claim (state tort, contract or otherwise), matter or action related to Employee's employment and/or affiliation with, or termination and separation from, IIS and its affiliates.

            (b) The parties agree that the Employment Agreement dated December 10, 2001, assuming execution and delivery of this Agreement and payment of the Separation Payment, is terminated as of the Separation Date and the post-employment provisions of that Agreement (Section 6 - Confidentiality and Non-Disclosure, Section 7 - Non-Competition, Section 8 - Non-Solicitation) shall remain in effect, without modification.

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            (c) Notwithstanding Section 3(a) and 3(b), IIS and Employee agree that neither Employee nor Employee's heirs, attorneys, executors, successors, administrators and assigns are waiving, releasing, relinquishing or otherwise discharging any rights Employee may have under the Indemnity Agreement dated January 13, 2003, under the provisions of IIS' certificate of indemnification or by-laws or under any policy of insurance maintained by IIS.

      4. No Release of Vested Benefits. Notwithstanding anything in Section 3 hereof, Employee does not by this Agreement waive any rights Employee may have to vested benefits or account balances in any retirement plan which vested benefits or account balances, as the case may be, shall be paid over to Employee in accordance with the provisions of the respective plans. Employee shall remain on IIS's medical, dental and life insurance coverage through the end of the month of the Separation Date, except to the extend that any medical and dental coverage is extended in accordance with the right of Employee to do so mandated under the Consolidated Omnibus Budget and Reconciliation Act of 1986.

      5. Confidentiality. Except as may be required by law, regulation or court order, each of IIS and Employee and agrees to keep all terms of this Agreement completely confidential and not to disclose any information concerning this Agreement to any person, including, but not limited to, any past, present or prospective employees of IIS.

      6. Acknowledgments. Employee acknowledges, represents and agrees: (1) that Employee has been fully informed and is fully aware of Employee's right to discuss any and all aspects of this matter with an attorney of Employee's choice; (2) that Employee has carefully read and fully understands all of the provisions of this Agreement; (3) that Employee has had adequate time to consider this Agreement before executing it; and (4) that Employee accepts the terms of this Agreement as fair and equitable under all the circumstances and voluntarily executes this Agreement.

      7. Non-Disparagement. Employee agrees to refrain from making any statements that are critical or derogatory of any IIS operation or about any employee of IIS. This restriction shall apply to any such statement, written or oral, direct or indirect, voluntarily made.

      8. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Both parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court in Maricopa County, State of Arizona, in any lawsuit, action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such lawsuit, action or proceeding may be heard and determined in such court.

      9. Savings Clause. If any provision of this Agreement is invalid under applicable law, such provision shall be deemed to not be a part of this Agreement, but shall not invalidate any other provision hereby.

Employee:                                 IIS:

Mark N. Rogers                            Integrated Information Systems, Inc.

/s/ Mark N. Rogers                        By: /s/James G. Garvey, Jr
------------------------------------          --------------------------------
                                          Name: James G. Garvey, Jr.
                                          Title: Chief Executive Officer


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